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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UNITED STATES LIME & MINERALS, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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 UNITED STATES LIME & MINERALS, INC.
5429 LBJ FREEWAY, SUITE 230
DALLAS, TEXAS 75240

March 27, 2013

Dear Shareholders:

        You are cordially invited to attend the 2013 Annual Meeting of Shareholders at 10:00 a.m. local time on Friday, April 26, 2013, at the Wyndham Dallas Suites Park Central, 7800 Alpha Road, Dallas, Texas, 75240. Please refer to the back of this letter for directions. The meeting will be preceded by an informal reception starting at 9:30 a.m., at which you will have an opportunity to meet our directors and officers.

        Enclosed with this letter is a Notice of 2013 Annual Meeting, proxy statement, proxy card, and 2012 Annual Report to Shareholders. Whether or not you plan to attend the meeting, it is important that your shares be represented. I urge you to complete, sign, date, and mail the enclosed proxy card at your earliest convenience, or use internet or telephone voting according to the instructions on the proxy card. If you attend the meeting, you may revoke your proxy by voting in person. You may also revoke your proxy at any time before it is voted at the meeting by submitting to us a written notice of revocation, or you may submit a signed proxy card with a later date or vote through the internet or by telephone at a later date.

        I look forward to meeting and speaking with you at the annual meeting on April 26, 2013.

Sincerely,

Timothy W. Byrne President and Chief Executive Officer

Enclosures

UNITED STATES LIME & MINERALS, INC.
DIRECTIONS TO THE 2013 ANNUAL MEETING OF SHAREHOLDERS
FRIDAY, APRIL 26, 2013, AT 10:00 A.M.
WYNDHAM DALLAS SUITES PARK CENTRAL
7800 ALPHA ROAD
DALLAS, TEXAS 75240

Directions from Dallas-Ft. Worth Airport:

  •
  Take the North exit from the Airport

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  East on I-635 (Lyndon B. Johnson Freeway)

  •
  Exit at Coit Road, turning North (left) onto Coit

  •
  Turn left onto westbound access road

  •
  Turn right onto Blossomheath Lane, hotel entrance is on the right

Directions from Downtown Dallas:

  •
  North on North Central Expressway (U.S. 75)

  •
  Exit at Coit Road (exit passes over U.S. 75 and joins Coit)

  •
  Continue North on Coit until you cross over I-635 (Lyndon B. Johnson Freeway)

  •
  Turn left onto westbound access road

  •
  Turn right onto Blossomheath Lane, hotel entrance is on the right

UNITED STATES LIME & MINERALS, INC.
5429 LBJ Freeway
Suite 230
Dallas, Texas 75240

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 26, 2013

To the Shareholders of
    United States Lime & Minerals, Inc.:

        Notice is hereby given that the 2013 Annual Meeting of Shareholders of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), will be held on Friday, the 26th day of April, 2013, at 10:00 a.m. local time, at the Wyndham Dallas Suites Park Central, 7800 Alpha Road, Dallas, Texas 75240 (the "Annual Meeting"), for the following purposes:

          1.     To elect five directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

          2.     To approve, on a non-binding advisory basis, the Company's executive compensation; and

          3.     To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

        Information regarding the matters to be acted upon at the Annual Meeting is contained in the proxy statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 15, 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such shareholders will be available for inspection during usual business hours for ten days prior to the Annual Meeting at the corporate office of the Company in Dallas, Texas.

        All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, shareholders are urged to complete, sign, and date the accompanying proxy card and to return it promptly in the postage-paid return envelope provided, or use internet or telephone voting according to the instructions on the proxy card. A shareholder who has given a proxy may revoke the proxy by attending the Annual Meeting and voting in person, by sending the Company a written notice of revocation, by submitting a signed proxy card with a later date or by voting through the internet or by telephone at a later date.

By Order of the Board of Directors,

Timothy W. Byrne President and Chief Executive Officer
Dallas, Texas March 27, 2013

        Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting of Shareholders To Be Held on April 26, 2013: The Company's 2013 Proxy Statement and 2012 Annual Report to Shareholders, including the Company's 2012 Annual Report on Form 10-K, are available at http://uslm.com/shareholder_information.html.

UNITED STATES LIME & MINERALS, INC.
5429 LBJ Freeway
Suite 230
Dallas, Texas 75240

PROXY STATEMENT
FOR
2013 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 26, 2013

INTRODUCTION

        The accompanying proxy card, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of United States Lime & Minerals, Inc., a Texas corporation (the "company," "we," "us" or "our"), for use at our 2013 Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice. The approximate date on which this proxy statement and the proxy card were first given or sent to our shareholders is March 27, 2013.

        Shares of our common stock, par value $0.10 per share, represented by valid proxy cards, duly signed, dated, and returned to us, or voted through the internet or by telephone according to the instructions on the proxy card, and not revoked, will be voted at the annual meeting in accordance with the directions given. In the absence of directions to the contrary, such shares will be voted:

        FOR the election of the five nominees named in the proxy card to our board of directors; and

        FOR the approval, on a non-binding advisory basis, of the company's executive compensation.

        If any other matter is properly brought before the annual meeting for action at the meeting, which is not currently anticipated, the persons designated to serve as proxies will vote on such matters in accordance with their best judgment.

        Any shareholder may revoke a proxy at any time before it is voted at the annual meeting by attending the meeting and voting in person, by giving written notice of revocation to us addressed to Timothy W. Byrne, President and Chief Executive Officer, United States Lime & Minerals, Inc., 5429 LBJ Freeway, Suite 230, Dallas, Texas 75240, by submitting a signed proxy card with a later date or by voting through the internet or by telephone at a later date according to the instructions on the proxy card. However, no such revocation will be effective unless such revocation has been received by us before the proxy is voted at the annual meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDER

        Only holders of record of our common stock at the close of business on March 15, 2013, the record date for the annual meeting, are entitled to notice of and to vote at the meeting or any adjournment thereof. The presence of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding 5,557,470 shares of our stock. At the meeting, each shareholder of record on March 15, 2013 will be entitled to one vote for each share registered in such shareholder's name on the record date.

        The following table sets forth, as of March 15, 2013, information with respect to the only shareholder known to us to be the beneficial owners of more than five percent of our issued and outstanding shares:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Inberdon Enterprises Ltd. 1020-789 West Pender Street Vancouver, British Columbia Canada V6C 1H2(1)	3,478,390	(1)	62.59	%(1)

(1)
Inberdon Enterprises Ltd. ("Inberdon") is principally engaged in the acquisition and holding of securities of aggregate producing companies located in North America. All of the outstanding shares of Inberdon are held, indirectly through a number of private companies, by Mr. George M. Doumet.

SHAREHOLDINGS OF COMPANY DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth the number of shares beneficially owned, as of March 15, 2013, by each of our directors and named executive officers individually and by all directors and executive officers as a group:

Name	Number of Shares Beneficially Owned(1)		Percent of Class
Timothy W. Byrne	57,663	(2)(3)(4)	1.04%
Richard W. Cardin	10,773	(3)	(6)
Antoine M. Doumet(5)	14,400	(3)	(6)
Billy R. Hughes	23,557		(6)
Wallace G. Irmscher	4,977		(6)
Edward A. Odishaw	—		—
David P. Leymeister	3,114	(4)	(6)
M. Michael Owens	11,756	(3)(4)	(6)
Russell W. Riggs	8,113	(3)(4)	(6)
All Directors and Executive Officers as a Group (9 persons)	134,353	(2)(3)(4)	2.42%

(1)
All shares are directly held with sole voting and dispositive power unless otherwise indicated.

(2)
Includes 6,845 shares allocated to Mr. Byrne under our 401(k) plan.

(3)
Includes the following shares subject to stock options exercisable within the next 60 days granted under our Amended and Restated 2001 Long-Term Incentive Plan ("2001 Plan"): Mr. Byrne, 22,500; Mr. Cardin, 2,000; Mr. Doumet, 14,400; and Mr. Owens, 3,000.

(4)
Includes the following shares of restricted stock granted under our 2001 Plan that were not vested as of March 15, 2013: Mr. Byrne, 9,500; Mr. Leymeister, 984; Mr. Owens, 950; and Mr. Riggs, 1,584.

(5)
Mr. Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon.

(6)
Less than 1%.

 PROPOSAL 1: ELECTION OF DIRECTORS

        Five directors, which will constitute our entire board of directors, are to be elected at the 2013 annual meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. Our board currently consists of six directors. Mr. Wallace G. Irmscher, who has served as a director since 1993, has chosen not to stand for re-election. The board has reduced the number of directors to five, effective as of the annual meeting.

        All of the five nominees are currently directors and have been recommended for re-election by the nominating and corporate governance committee of the board and nominated by the board. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated to serve as proxies will have full discretion to vote for another person nominated by the board.

        Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the annual meeting. Our Restated Articles of Incorporation prohibit cumulative voting for the election of directors.

        The board and the nominating and corporate governance committee unanimously recommend that all shareholders vote FOR the election of all our director nominees. All duly submitted and unrevoked proxies will be voted FOR all our nominees except where authorization to so vote is withheld. Votes withheld and broker non-votes are not counted in the election of directors.

NOMINEES FOR DIRECTOR

        The five nominees for director are named below. Each has consented to serve as a director if elected. Set forth below is pertinent information with respect to each nominee:

Timothy W. Byrne

    Mr. Byrne, age 55, rejoined us on December 8, 2000 as our President and Chief Executive Officer, positions he previously held during 1997 and 1998. Mr. Byrne has served as a director since 1991, and served in various positions, including Senior Vice President and Chief Financial Officer and Vice President of Finance and Administration, from 1990 to 1998. Prior to rejoining us in 2000, Mr. Byrne was president of an internet services and communications company focused on strategy, marketing, and technology. The board selected Mr. Byrne to serve as a director because he is our Chief Executive Officer and has been with the company for more than 20 years in various operational and financial positions. Mr. Byrne is also a past president of the National Lime Association. He has extensive knowledge of the lime industry and our operations, markets and finances and is the only officer of the company to sit on the board.

Richard W. Cardin

    Mr. Cardin, age 77, has served as a director since 1998. He retired as a partner of Arthur Andersen LLP in 1995, having spent 37 years with that firm. He was office managing partner with Arthur Andersen LLP in Nashville, Tennessee from 1980 until 1994. He was a member of the board of directors of Atmos Energy Corporation, a natural gas utility company, through February 2011, and was, until the corporation was sold in November 2006, a member of the board of directors of Intergraph Corporation, a global provider of spatial information management software and services. The board selected Mr. Cardin, a certified public accountant (inactive) and an audit committee financial expert, to serve as a director because of his accounting, finance and risk management background, his board and audit committee experience at other public companies, as well as his operational and leadership skills gained as an office managing partner of a major accounting firm.

Antoine M. Doumet

    Mr. Doumet, age 53, has served as a director since 1993 and as Chairman of the board since 2005, and served as Vice Chairman from 1993 until 2005. He is a private businessman and investor. From 1989 to 1995, he served as a director of MELEC, a French electrical engineering and contracting company. From 1988 to 1992, Mr. Doumet served as vice president and a director of Lebanon Chemicals Company. Mr. Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon. The board selected Mr. Doumet to serve as a director because of his brother's majority control of the company and his extensive management, operational and engineering background as a result of his educational training and oversight of a variety of private business units, some with operations similar to ours.

Billy R. Hughes

    Mr. Hughes, age 74, has served as a director since February 2010. He began his career with us in 1973 as a salesperson for the Arkansas Lime plant and served as Senior Vice President — Sales & Marketing from 1998 to January 2008 and Senior Vice President — Development from February 2008 until his retirement in February 2009. He has more than 35 years of experience in the lime and limestone industry serving in various sales and marketing positions for the company and its subsidiaries. The board selected Mr. Hughes to serve as a director because of his extensive knowledge of our operations, customers and history, particularly the markets for the company's lime and limestone products.

Edward A. Odishaw

    Mr. Odishaw, age 77, has served as a director since 1993 and as Vice Chairman of the board since 2005, and served as Chairman from 1993 until 2005. Mr. Odishaw is chairman of Austpro Energy Corporation, a public Canadian corporation. Between 1964 and 1999, he practiced law in Saskatchewan and British Columbia, Canada, with emphasis on commercial law, corporate mergers and acquisitions and finance. Between 1992 and 1999, Mr. Odishaw was a barrister and solicitor with the law firm of Boughton Peterson Yang Anderson, located in Vancouver, Canada. From 1972 to 1992, Mr. Odishaw was a barrister and solicitor with the law firm of Swinton & Company, Vancouver, Canada. Mr. Odishaw holds directorships in numerous companies and associations in Canada. Mr. Odishaw is a member in good standing of the Law Society of British Columbia and is a non-practicing member of the Law Society of Saskatchewan. The board selected Mr. Odishaw to serve as a director because of his many years of legal experience in financial and transactional matters and his management and leadership experience as a director of various companies and associations.

EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

David P. Leymeister

    Mr. Leymeister, age 58, joined us in January 2008 as our Vice President — Sales & Marketing. He has more than 30 years of sales experience, including more than 15 years in sales management. From 2003 until he joined us, Mr. Leymeister was vice president of sales for Steelscape, a coated sheet steel producer on the West Coast. Prior to 2003, he held various sales and sales management positions within Bethlehem Steel.

M. Michael Owens

    Mr. Owens, age 59, joined us in 2002 as our Vice President and Chief Financial Officer, Secretary and Treasurer. He has more than 35 years of financial and accounting experience and is a certified public accountant. Prior to joining us, Mr. Owens was vice president — finance at Sunshine Mining and Refining Company, a silver mining company. Mr. Owens held various financial and accounting officer positions with Sunshine from 1983 to 2002.

Russell W. Riggs

    Mr. Riggs, age 55, joined us in January 2006 as our Vice President — Production. He has more than 30 years of experience in the lime and limestone industry. During 2005, he acted as a consultant for various engineering companies, and also as a project manager for a specialty minerals based company. Prior to 2005, Mr. Riggs held various plant and operations management positions with Chemical Lime Company.

CORPORATE GOVERNANCE

        We have adopted corporate governance practices in accordance with the listing standards of the Nasdaq Global Market and commensurate with our size.

        Upon the recommendation of the nominating and corporate governance committee, the board has determined that Messrs. Cardin, Doumet, Hughes, Irmscher and Odishaw are independent within the meaning of Nasdaq rules. In making the determination that Mr. Doumet is independent, the committee and the board considered the fact that Mr. Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon. In making the determination that Mr. Hughes is independent, the committee and the board considered the fact that more than three years have elapsed since Mr. Hughes' employment with us terminated. Mr. Byrne, our president and chief executive officer, is not independent within the meaning of the Nasdaq rules.

        Our board of directors meets at least four times each year, and more frequently as required, and is responsible for overseeing the management of the business and affairs of the company, including the development of our major policy and strategy. The board has a standing nominating and corporate governance committee, audit committee, compensation committee and executive committee.

        For a number of years, we have had the practice of separating the roles of chairman of our board and our president and chief executive officer. We believe that this leadership structure has served us well and may be expected to continue.

        Our board of directors as a whole has overall responsibility for risk oversight. The board is involved in major operational and financial decisions, looking to the appropriate board committees for decisions and recommendations in their areas of specific responsibilities. As discussed below, our audit committee oversees our financial reporting and internal control, related-party transaction and "whistleblower" processes and procedures, while our compensation committee considers the impact of our executive compensation policies and practices on the risk profile of our company in making its compensation decisions. Our executive committee is chaired by our independent chairman, and three-fourths of the committee consists of independent directors.

        During the year ended December 31, 2012, our board of directors held six meetings, the nominating and corporate governance committee held two meetings, the audit committee held seven meetings and the compensation committee held one meeting. The executive committee did not meet during 2012. During 2012, each director attended at least 75% of the aggregate of (a) the total number of meetings held by the board and (b) the total number of meetings held by all committees on which he served. The board has a policy encouraging each director to attend our annual meeting of shareholders and all but one of our directors, who was unable to attend due to personal reasons, attended the 2012 annual meeting. The board also has a policy that, in conjunction with each regularly scheduled meeting of the board, the independent directors will meet in executive session.

        Governance responsibilities are undertaken by our board of directors as a whole, with certain specific responsibilities delegated to the four committees as described below:

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  Our nominating and corporate governance committee (the "nominating committee") is currently composed of Messrs. Doumet (chairman), Cardin, Irmscher and Odishaw, each of whom is an independent director. The primary purposes of the nominating committee are to identify and recommend individuals to serve as members of our board, to recommend to the board the duties, responsibilities, and members of each committee, and to assist the board with other matters to ensure effective corporate governance, including making independence and other determinations related to director qualifications. The nominating committee is responsible for administering the board's procedures for consideration of director nominees recommended by shareholders and the board's process for shareholder communications with directors. The nominating committee will consider qualified candidates for nomination for election to the board recommended by our directors, officers and shareholders. In considering all such candidates, the nominating committee will take into account the candidate's experience, qualifications, attributes and skills, in light of the size, structure, composition, diversity and needs of the board, in the following areas: our industries; accounting and finance; business judgment; management; leadership; business strategy; risk management; and corporate governance. All candidates should have a reputation for integrity, have experience in positions with a high degree of responsibility, be leaders in the companies, institutions, or professions with which they have been affiliated, and be capable of making a sound contribution to the company. Shareholders wishing to recommend a director candidate for consideration by the nominating committee should send all relevant information with respect to the individual to the chairman of the committee in care of our secretary. Shareholders and other interested persons who wish to contact our directors on other matters should contact our secretary. Our secretary, who may be contacted by mail at our corporate address or by e-mail at uslime@uslm.com, forwards communications to the director(s) as addressed in such communication. The nominating committee has adopted a written charter, which is available on our website located at http://uslm.com/corporate_governance.html. The nominating committee reviews and assesses the adequacy of its charter on an annual basis.

  •
  Our audit committee is currently composed of Messrs. Cardin (chairman), Irmscher and Odishaw. Upon recommendation of the nominating committee, our board has determined that each member of the audit committee is independent and meets the other qualification standards set by law, regulation and applicable Nasdaq listing standards. Based on his past education, employment experience, and professional certification in public accounting, the board has determined that Mr. Cardin qualifies as an audit committee financial expert as defined by the Securities and Exchange Commission (the "SEC"). The audit committee oversees the company's financial reporting and internal control processes on behalf of our board and is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm ("independent auditors"). The audit committee is also responsible for overseeing the administration of our Code of Business Conduct and Ethics, which is available on our website located at http://uslm.com/corporate_governance.html; reviewing and approving all related-party transactions; and administering our procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting control and auditing matters and for the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters, including our "whistleblower" procedures. Under our Code of Business Conduct and Ethics and our audit committee charter, we have written policies and procedures for the review and approval of related-party transactions. Proposed transactions with related persons and other transactions, arrangements or relationships involving a director or executive officer that may involve potential conflicts of interest are to be submitted in advance to the audit committee for its review and approval, with any involved director or executive officer playing no role in the investigation and consideration of the matter. In considering whether to approve any such related-party transactions, including with Inberdon, the audit committee would consider whether the transaction was in the best interests of the company and all of its shareholders; whether the same or a similar transaction were available to the company from unrelated third parties on equal or better terms; and whether the terms of the related-party transaction were negotiated at arms'-length and were at least as favorable to the company as any other reasonably available transaction with another party. Advice from independent advisors, including formal fairness opinions, would be sought where appropriate. The audit committee has adopted a written charter, which is available on our website located at http://uslm.com/corporate_governance.html. The audit committee reviews and assesses the adequacy of the charter on an annual basis. The Report of the Audit Committee is set forth below.

  •
  Our compensation committee is currently composed of four independent directors, Messrs. Odishaw (chairman), Cardin, Doumet and Irmscher. The compensation committee is responsible for the evaluation, approval, and administration of salary, incentive compensation, bonuses, benefit plans and other forms of compensation for our officers and directors, including how our compensation policies and practices relate to our risk management processes and procedures and risk-taking incentives consistent with our overall risk profile. The compensation committee is responsible for administering our 2001 Plan. The compensation committee has adopted a written charter, which is available on our website located at http://uslm.com/corporate_governance.html. The compensation committee reviews and assesses the adequacy of the charter on an annual basis. The Report of the Compensation Committee is set forth below.

  •
  Our executive committee is currently composed of Messrs. Doumet (chairman), Byrne, Hughes and Odishaw. Within the policy and strategic direction provided by our board, the executive committee may exercise all of the powers of the board, except those required by law, regulation or Nasdaq listing standards to be exercised by the full board or another committee of the board, and is required to report to the board on all matters considered and actions taken since the last meeting of the full board.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of three independent directors as defined under the applicable rules of the Nasdaq Global Market, Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission (the "SEC"). The Committee oversees the company's financial reporting and internal control processes on behalf of the board of directors. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the company's independent registered public accounting firm ("independent auditors"). Management has primary responsibility for the company's financial statements and reporting processes, including the company's systems of internal control. Grant Thornton LLP, the company's independent auditors, is responsible for performing independent audits of the company's financial statements and its internal control over financial reporting, in accordance with standards established by the Public Company Accounting Oversight Board (United States) (the "PCAOB"), and expressing opinions, based on its audits, as to the conformity of such financial statements with accounting principles generally accepted in the United States of America and as to the effectiveness of such internal control over financial reporting.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed the company's audited financial statements and internal control over financial reporting with management and the independent auditors. The Committee has also discussed with the independent auditors the other matters required to be discussed under PCAOB standards. In addition, the Committee has received from the independent auditors the written disclosures and the letter concerning independence required by the PCAOB and discussed with them their independence from the company and its management. The Committee has considered whether the independent auditors' provision of non-audit services to the company is compatible with the auditors' independence.

        The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of the company's internal control over financial reporting and the overall quality of the company's financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended, and the board of directors approved, the inclusion of the company's audited financial statements in the company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

        Respectfully submitted by the members of the Audit Committee of the Board of Directors,

                        Richard W. Cardin, Chairman Wallace G. Irmscher
                        Edward A. Odishaw

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The compensation committee of our board has the responsibility for administering our executive compensation program. The committee reviews and, as appropriate, makes recommendations to the full board regarding the base salaries and annual cash bonuses for executive officers, and administers our 2001 Plan, including the grant of stock options and shares of restricted stock. Where appropriate, we may enter into employment agreements with certain executive officers.

        Compensation Philosophy and Objectives.    Our principal executive compensation policy, which is endorsed by the committee, is to provide a compensation program for executive officers that will attract, motivate and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the company and our shareholders in order to assist us in creating long-term shareholder value. In administering the executive compensation program, the committee is mindful of the following principles and guidelines, which are supported by the full board:

  •
  Base salaries for executive officers should be competitive.

  •
  A sufficient portion of annual compensation should be at risk in order to align the interests of executive officers with those of our shareholders.

  •
  The variable part of annual compensation should reflect both individual and corporate performance.

  •
  As a person's level of responsibility increases, a greater portion of total compensation should be at risk and include more stock-based compensation to provide executive officers long-term incentives and help to align further the interests of such executives and shareholders in the enhancement of shareholder value.

        Our executive compensation program currently has three primary components: base salary, annual cash bonuses and stock-based awards granted pursuant to our 2001 Plan. In addition, an executive officer may receive certain benefits that are specifically provided for in his employment agreement or are generally available to all salaried employees. We do not have any defined benefit pension plans, non-qualified deferred compensation arrangements or supplemental retirement plans for our executive officers.

        For each executive officer, the committee determines the appropriate level for each compensation component based in part on its view of competitive market factors, internal equity and consistency, and other considerations deemed relevant, such as rewarding extraordinary performance. The committee has not adopted any formal or informal policies or guidelines for allocating compensation among different forms of cash compensation, between cash and non-cash compensation or between currently paid and long-term compensation. The committee also considers the potential risk incentive each compensation component may have on an executive officer and believes that the compensation packages for our executive officers achieve the appropriate balance of cash and non-cash, discretionary and performance-based and short-term and long-term incentives and do not encourage undue or inappropriate risk-taking. Our president and chief executive officer provides the committee with recommendations for executive officers other than himself, which the committee reviews and approves as submitted or with revisions, if any.

        The committee has not engaged an outside compensation consultant. Although the committee does not formally benchmark any component of our executive officer compensation to a particular target percentile of any other company's compensation, the committee does consider data that allows a general comparison of the overall compensation for our executive officers with that of other comparable size non-durable manufacturing companies. In addition, in considering our executive compensation program for 2012, the committee took into account the favorable outcome of the shareholder advisory vote on executive compensation in connection with the company's 2012 annual meeting of shareholders and, therefore, did not feel that any changes were required to our executive compensation program.

        Base Salaries.    The committee determines levels of our executive officers' base salaries so as to be competitive with amounts paid to executives performing similar functions in comparable size non-durable manufacturing companies. The amount of each executive officer's annual increase in base salary, if any, is based on a number of largely subjective factors, including changes in the individual's duties and responsibilities, the personal performance of such executive officer, the performance of the company, cost-of-living increases, and such other factors as the committee deems appropriate, including the individual's overall mix between fixed and variable compensation and between cash and stock-based compensation. In the case of Mr. Byrne, his employment agreement provides for a base salary of at least $350,000.

        Mr. Byrne's base salary is reviewed annually for adjustment effective January 1. The base salaries of Messrs. Leymeister, Owens and Riggs are also reviewed annually for adjustment. In determining salary increases, the primary factors considered are the executive officers' individual performances, the growth and performance of the company, changes in their duties and responsibilities and the cost-of-living. Salary rate increases for Messrs. Byrne, Leymeister, Owens and Riggs in 2012 were 2.70%, 2.30%, 2.61% and 2.94%, respectively. The 2013 salary increase for Mr. Byrne was 2.63%, effective January 1, 2013. The salary rate increases for the remaining executive officers in 2013 have not yet been determined.

        Annual Cash Bonuses.    Each of our executive officers is eligible to receive annual cash bonuses based on discretionary determinations made by the committee. Except in the case of Mr. Byrne, we have not adopted a formal or informal annual bonus arrangement with pre-set performance goals. Rather, the committee's determination to pay a cash bonus, if any, is made in December each year based on the committee's subjective judgment with respect to the past performance of the individual and the company or on the attainment of non-quantified performance goals during the year. In either such case, the discretionary bonus may be based on the specific accomplishments of the individual and/or on the overall success of the company. Discretionary bonuses are normally paid after our earnings for the applicable year are released. The discretionary bonuses for 2012 were awarded based on each executive officer's individual performance and accomplishments and the continued success of the company during 2012 and are reflected in the Summary Compensation Table. In the case of Mr. Byrne, in addition to the possibility of a discretionary cash bonus in the subjective judgment of the committee, Mr. Byrne's employment agreement provides that he is entitled to an objective annual cash bonus opportunity under our 2001 Plan based on our EBITDA (earnings before interest, taxes, depreciation, and amortization, computed without regard to the effects of any awards granted under our 2001 Plan) of $100,000 if EBITDA is $22,000,000; $175,000 if EBITDA is $25,000,000; $250,000 if EBITDA is $27,000,000; $300,000 if EBITDA is $29,000,000; and the greater of $350,000 or his base salary at the start of the performance year if EBITDA is equal to or greater than $31,000,000, for each year while he is employed under his employment agreement. Any such EBITDA cash bonuses are prorated between breakpoints. In 2012, our EBITDA as calculated under his agreement exceeded $31,000,000. As a result, we paid Mr. Byrne in 2013 an EBITDA cash bonus for 2012 of $380,000, equal to the amount of his 2012 base salary. For 2013, Mr. Byrne's maximum EBITDA cash bonus is $390,000, equal to the amount of his base salary for 2013.

        Stock-Based Awards.    The committee also administers our 2001 Plan to provide stock-based incentives to our key employees, including executive officers. Grants of stock options, shares of restricted stock, and other possible stock-based compensation are based on each individual's position within the company, level of responsibility, past performance and expectation of future performance. In determining the number of stock-based awards to be granted to each executive officer, the committee also considers the number of stock-based awards made in prior years to the executive officer.

        Grants of stock-based awards to Mr. Byrne are made on the last business day of the calendar year as set forth in his employment agreement. Grants to other executive officers are made on or soon after the date that our earnings for the preceding calendar year are released. The committee also may make grants to executive officers at other times during the year in connection with new hires or promotions. The exercise price for stock options is set at the closing per share market price of our common stock on the date of grant.

        The stock-based component of our executive compensation program is weighted more heavily toward the granting of shares of restricted stock than stock options. This is because the committee believes that the amount required to be expensed for stock options by accounting standards is significantly greater than the amount of benefit optionees perceive they receive, as well as the fact that restricted stock is comparatively less dilutive to earnings than stock options.

        Under his employment agreement, on the last business day of each fiscal year Mr. Byrne is entitled to be granted at least (1) 7,500 stock options and (2) 10,000 shares of restricted in 2013 and thereafter. Mr. Byrne's options vest immediately. His shares of restricted stock vest in two semi-annual installments.

        In February 2012 and 2013, the compensation committee granted shares of restricted stock that vest in three annual installments, and no options, to the other executive officers as follows:

	Shares of Restricted Stock
Name	2012	2013
David P. Leymeister	500	400
M. Michael Owens	450	400
Russell W. Riggs	750	750

        Tax Implications.    Section 162(m) of the Internal Revenue Code (the "Code") generally limits the corporate income tax deduction for compensation paid to certain named executive officers to $1 million per year, except for certain qualified performance-based compensation. Options granted under our 2001 Plan are intended to constitute performance-based compensation not subject to the Section 162(m) limitation, but our grants of time-vested restricted stock are not considered performance-based for Section 162(m) purposes. Beginning in 2009, our 2001 Plan provides for dollar-denominated cash bonuses, including Mr. Byrnes's annual EBITDA cash bonus opportunities, that are intended to qualify as performance-based compensation under Section 162(m), but our discretionary cash bonuses are not considered performance-based for Section 162(m) purposes.

 Summary Compensation Table

        The following table sets forth the cash and non-cash compensation earned by our president and chief executive officer, our chief financial officer and our two other named executive officers for 2012, 2011 and 2010:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Award ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Timothy W. Byrne	2012	380,000	250,000	447,640	70,650	380,000	—	72,129	1,600,419
President and Chief	2011	370,000	325,000	540,990	108,975	370,000	—	71,482	1,786,447
Executive Officer	2010	360,000	300,000	358,105	93,075	360,000	—	66,563	1,537,743
David P. Leymeister	2012	199,188	25,000	33,685	—	—	—	7,310	265,183
Vice President —	2011	195,520	30,000	29,993	—	—	—	6,080	261,593
Sales & Marketing	2010	190,750	30,000	34,290	—	—	—	6,882	261,922
M. Michael Owens	2012	156,333	20,000	30,317	—	—	—	6,667	213,317
Vice President and	2011	152,750	30,000	29,993	—	—	—	6,579	219,322
Chief Financial Officer	2010	148,133	33,000	28,575	—	—	—	6,040	215,748
Russell W. Riggs	2012	173,542	40,000	50,528	—	—	—	5,854	269,924
Vice President —	2011	169,167	45,000	39,990	—	—	—	7,686	261,843
Production	2010	164,168	50,000	38,100	—	—	—	4,688	256,956

(1)
Reflects discretionary cash bonuses earned in the year shown, and paid the following year, except in the case of Mr. Byrne's discretionary bonus for 2012, which was paid in December 2012.

(2)
Reflects the aggregate grant date fair value with respect to restricted stock and stock options determined in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The method and assumptions used to determine the fair value for restricted stock and stock options are set forth in Note 7 to our consolidated financial statements included in our 2012 Annual Report on Form 10-K.

(3)
Reflects Mr. Byrne's EBITDA cash bonus earned in the year shown, and paid the following year.

(4)
Includes company contributions to our 401(k) plan, the value attributable to personal use of company-provided automobiles and, for Mr. Byrne, dues for a country club membership and a $50,000 payment in lieu of our obligation to fund a life insurance, retirement or savings arrangement.

Grants of Plan-Based Awards

        The following table sets forth information with respect to non-equity incentive plan awards and restricted stock and stock option awards granted to our named executive officers during 2012:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy W. Byrne		100,000	—	380,000	—	—	—	—	—	—	—
	12/31/12	—	—	—	—	—	—	9,500	—	—	447,640
	12/31/12	—	—	—	—	—	—	—	7,500	47.12	70,650
David P. Leymeister	2/3/12	—	—	—	—	—	—	500	—	—	33,685
M. Michael Owens	2/3/12	—	—	—	—	—	—	450	—	—	30,317
Russell W. Riggs	2/3/12	—	—	—	—	—	—	750	—	—	50,528

 Option Exercises and Stock Vested

        The following table sets forth information with respect to stock option awards exercised by, and stock awards vested for, our named executive officers during 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy W. Byrne	—	—	9,000	424,648
David P. Leymeister	—	—	1,150	74,480
M. Michael Owens	—	—	750	48,800
Russell W. Riggs	—	—	1,066	69,397

Outstanding Equity Awards at Fiscal Year-End

        The following table includes certain information with respect to the value of all unexercised options and unvested shares of restricted stock held by our named executive officers as of December 31, 2012:

	Option Awards					Stock Awards
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
						Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
				Option Exercise Price ($)
					Option Expiration Date
Name	Exercisable	Unexercisable
Timothy W. Byrne	7,500	—	—	42.13	12/31/20	9,000	(1)	447,640	—	—
	7,500	—	—	60.11	12/31/21	—		—	—	—
	7,500	—	—	47.12	12/31/22	—		—	—	—
David P. Leymeister	—	—	—	—	—	500	(2)	23,560	—	—
	—	—	—	—	—	500	(3)	23,560	—	—
	—	—	—	—	—	600	(4)	28,272	—	—
M. Michael Owens	3,000	—	—	27.98	2/2/16	450	(2)	21,204	—	—
	—	—	—	—	—	500	(3)	23,560	—	—
	—	—	—	—	—	250	(4)	11,780	—	—
Russell W. Riggs	—	—	—	—	—	750	(2)	35,340	—	—
	—	—	—	—	—	667	(3)	31,429	—	—
	—	—	—	—	—	334	(4)	15,738	—	—

(1)
These shares of restricted stock will vest 50% on June 30, 2013 and 50% on December 31, 2013.

(2)
These shares of restricted stock vested 33 1/3% on February 3, 2013 and will vest 33 1/3% on each of February 3, 2014 and 2015.

(3)
These shares of restricted stock vested 50% on February 2, 2013 and will vest 50% on February 2, 2014.

(4)
These shares of restricted stock vested on February 1, 2013.

 Equity Compensation Plan Information

        The following table sets forth information with respect to our equity compensation plans as of December 31, 2012:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Grants
Equity compensation plans approved by security holders	55,400	$38.13	113,318
Equity compensation plans not approved by security holders	—	—	—

Total	55,400	$38.13	113,318

Employment Agreement

        Mr. Byrne's employment agreement provides for a base salary of at least $350,000, which is to be reviewed annually. It also provides for a discretionary cash bonus to be determined by the compensation committee. In addition to the possibility of a discretionary cash bonus, Mr. Byrne is eligible to receive an annual objective cash bonus based on our EBITDA compared to certain levels set forth in his employment agreement as discussed above. The employment agreement also provides for grants of 7,500 options and 10,000 shares of restricted stock on the last business day of each year in 2013 and thereafter, an annual $50,000 payment in lieu of our obligation to fund a life insurance, retirement or savings arrangement, a country club membership, the use of a company-provided automobile, reimbursement of business expenses and participation in our 401(k) plan and other benefit programs on the same basis as our other salaried employees.

        As set forth in the table below, in the event of a change in control of the company (as defined), Mr. Byrne is entitled to severance payments equal to three times his then-current annual base salary, benefits and bonuses (subject to the limits of Section 280G of the Code) if he voluntarily terminates his employment within nine months following the change in control or we terminate his employment without cause within two years following the change in control. Mr. Byrne is entitled to severance payments equal to two times his then-current annual base salary, benefits and bonuses if he is terminated without cause prior to or after two years following a change in control. Unless he provides us with three months' notice, Mr. Byrne is not entitled to any severance payments upon his voluntary termination (other than within nine months following a change in control); if he does provide us with such notice, he is entitled to severance equal to two months' base salary. Mr. Byrne's employment agreement contains certain post-termination covenants not to compete, confidentiality agreements and prohibitions against soliciting our customers and raiding our employees.

        Mr. Byrne's employment agreement expires on December 31, 2013, and is thereafter renewable for successive one-year periods, unless the agreement is terminated earlier by him or us. Pursuant to Mr. Byrne's agreement, we have agreed to use our best efforts to cause Mr. Byrne to remain on the board and to be appointed a member of the executive committee of the board.

Potential Payments Upon Termination or Change in Control

        Regardless of the manner in which a named executive officer's employment terminates, including upon death, disability or termination for cause, he is entitled to receive amounts earned during his term of employment. Such amounts include:

  •
  salary through the date of termination;

  •
  stock-based compensation in which he has vested; and

  •
  unused vacation pay.

In addition, Mr. Byrne may be entitled to a proportional EBITDA cash bonus for the year of termination if termination occurs in the second half of the year.

        The following table summarizes the estimated severance payments to be made under each employment agreement, plan or arrangement which provides for payments to a named executive officer at, following or in connection with a termination of employment due to voluntary resignation, involuntary termination without cause, death or disability or change in control:

Employee	Voluntary Termination Without Change in Control ($)		Involuntary Termination Without Change in Control ($)		Death or Disability ($)	Termination with Change in Control ($)
Timothy W. Byrne
Severance(1)	—	(2)	2,164,258	(3)	—	3,246,387	(4)(5)
Accelerated Vesting of Stock-Based Awards(6)	—		—		447,640	447,640	(5)
David P. Leymeister
Severance	—		—		—	—
Accelerated Vesting of Stock-Based Awards(6)	—		—		75,392	75,392
M. Michael Owens
Severance	—		—		—	—
Accelerated Vesting of Stock-Based Awards(6)	—		—		56,544	56,544
Russell W. Riggs
Severance	—		—		—	—
Accelerated Vesting of Stock-Based Awards(6)	—		—		82,507	82,507

(1)
The estimated severance payments are based on Mr. Byrne's base salary at December 31, 2012 and his total benefits and bonuses received for 2012. Does not include any proportional EBITDA cash bonus to which he may be entitled for the year of termination if termination occurs in the second half of the year.

(2)
Does not include severance payment of two months' base salary to which Mr. Byrne would be entitled if he gave us three months' notice.

(3)
This severance payment is payable upon involuntary termination without cause prior to or after two years following a change in control.

(4)
This severance payment is payable upon voluntary termination within nine months following a change in control or involuntary termination without cause within two years following a change in control.

(5)
This payment is subject to being reduced to stay within the limits of Section 280G of the Code.

(6)
The estimated value of accelerated vesting of stock-based awards is based on the unvested shares of restricted stock held by each executive officer as of December 31, 2012 and the closing per share market price of our common stock on December 31, 2012.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.

Compensation Committee Edward A. Odishaw, Chairman Richard W. Cardin Antoine M. Doumet Wallace G. Irmscher

COMPENSATION OF DIRECTORS

        We use a combination of cash and stock-based awards to attract and retain qualified directors to serve on our board of directors. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties, as well as the skill level required by us for members of our board.

        The following table sets forth the current compensation schedule for our directors who are not also employees:

Annual Retainer	$15,000
Daily Meeting or Per Diem Fee	$1,500
Telephonic Meeting Fee	$500
Additional Annual Retainers:
Audit Committee Chairman	$17,000
Compensation Committee Chairman	$5,000

        Our non-employee directors are also granted annually, at their option, either 2,400 stock options or 800 shares of restricted stock under our 2001 Plan on the date of our annual meeting of shareholders. The options are granted at the closing per share market price of our common stock on the date of grant and vest immediately. The shares of restricted stock vest six months following the date of grant.

        The following table summarizes the compensation paid to our non-employee directors during 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard W. Cardin	52,500	35,968	—	—	—	—	88,468
Antoine M. Doumet	31,250	—	23,472	—	—	—	54,722
Billy W. Hughes	35,500	35,968	—	—	—	—	71,468
Wallace G. Irmscher	35,500	35,968	—	—	—	—	71,468
Edward A. Odishaw	40,500	35,968	—	—	—	—	76,468

(1)
Reflects the aggregate grant date fair value with respect to restricted stock and stock options determined in accordance with US GAAP. The method and assumptions used to determine fair value for restricted stock and stock options are set forth in Note 7 to our consolidated financial statements.

  As of December 31, 2012, non-employee directors had the following number of stock options outstanding: Mr. Cardin, 2,000; Mr. Doumet, 14,400.

PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

          The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. The non-binding advisory vote is not intended to address any specific element of executive compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. At our 2011 Annual Meeting of Shareholders, our shareholders voted to hold the non-binding advisory vote on executive compensation annually. Based on the recommendation of our board of directors and compensation committee to hold annual advisory votes on executive compensation and the vote of the shareholders, the board has decided to include a shareholder advisory vote to approve executive compensation in our proxy materials annually.

          The shareholder vote to approve our executive compensation is advisory, which means that the vote is not binding on the company, our board of directors or the compensation committee. However, the compensation committee will take into account the results of the vote in considering future executive compensation decisions.

          As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation program is designed to attract, motivate and retain highly qualified executive officers who are able to achieve our corporate objectives and create long-term shareholder value. We seek to closely align the interests of our executive officers with the interests of our shareholders. Our executive compensation program is designed to reward our named executive officers for the achievement of short-term and long-term operational and strategic goals and the achievement of increased total shareholder value, while at the same time avoiding the encouragement of undue or inappropriate risk-taking.

          Our compensation committee and board believe that the company's executive compensation program reflects a strong pay-for-performance philosophy and is well aligned with our shareholders' long-term interests. For example, 39% of the compensation paid to Mr. Byrne for 2012 was based on performance, as measured using both subjective and objective factors, and 32% was stock-based compensation. In addition, for the other three named executive officers, between 22% and 34% of their compensation was based on performance, including 13% to 19% that was stock-based compensation.

          Moreover, our compensation committee and board believe that our executive compensation program has been effective at incentivizing our executive officers in helping us to achieve strong financial performance over the last few years. At the same time, the committee considered the decline in gross profit of our lime and limestone operations in 2012 in awarding our named executive officers lower discretionary cash bonuses for 2012 compared to 2011.

          Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

  "RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to SEC rules, including in our Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        Our board of directors and compensation committee unanimously recommend that all shareholders vote FOR approval of this proposal. All duly submitted and unrevoked proxies will be voted FOR the proposal, except where the proxy card indicates a vote against or an abstention from the vote.

        The affirmative vote of a majority of the shares entitled to vote and present, either in person or represented by proxy, is required to approve this proposal. Abstentions have the effect of a vote against the proposal, but broker non-votes are not counted.

CERTAIN TRANSACTIONS

        In March 2012, in a privately negotiated transaction, we paid $40.6 million to repurchase 700,000 shares of our common stock (11.20% of our then-outstanding shares) from NSB Advisory LLC, a beneficial owner of 18.35% of our common stock prior to the transaction, at a price of $58.00 per share, a discount of 2.21% from the previous day's closing price of the common stock. The transaction was unanimously approved by our board of directors and audit committee.

INDEPENDENT AUDITORS

        Fees for professional services provided by our independent auditors, Grant Thornton LLP, for 2012 and 2011, in each of the following categories, were as follows:

	2012	2011
Audit	$315,330	$320,549
Audit-Related	15,825	16,420
Tax	—	—

Total	$331,155	$336,769

        Audit Fees.    Fees for audit services include fees associated with our annual audits and the reviews of our quarterly reports on Form 10-Q. Audit fees include the audit of our internal control over financial reporting.

        Audit-Related Fees.    Audit-related fees were for audits of an employee benefit plan.

        Tax Fees.    Grant Thornton did not provide any tax services in 2012 or 2011.

        Representatives of Grant Thornton are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and be available to respond to appropriate questions.

        The audit committee has adopted a pre-approval policy relating to the providing of services by our independent auditors. Under the committee's pre-approval procedures, all services to be provided by the auditors must be approved in advance by the committee. The committee has delegated to the chairman of the committee the authority to approve such services up to $25,000 each in the case of either a change in the scope or cost of previously approved services, or an additional type of services that was not covered by a prior committee approval. The committee does not delegate any of its approval authority to management.

SHAREHOLDER PROPOSALS

        Shareholder proposals submitted to us under SEC Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in our proxy statement for our 2014 annual meeting of shareholders must be received by us at our corporate office, 5429 LBJ Freeway, Suite 230, Dallas, Texas 75240, addressed to Timothy W. Byrne, President and Chief Executive Officer, not later than November 27, 2013. Such Rule 14a-8 shareholder proposals must comply with SEC rules.

        We must receive notice of other matters, including non-Rule 14a-8 proposals, that shareholders may wish to raise at the 2014 annual meeting of shareholders by February 10, 2014. If we do not receive timely notice of such other matters, the persons designated as proxies for such meeting will retain general discretionary authority to vote on such matters under SEC rules. Such notices should also be addressed to Mr. Byrne at our corporate office.

OTHER MATTERS

        The board does not intend to present any other matters at our 2013 annual meeting and knows of no other matters that will be presented. However, if any other matters properly come before the meeting, the persons designated as proxies on the enclosed proxy card intend to vote thereon in accordance with their best judgment.

        The costs of solicitation of proxies for our 2013 annual meeting will be borne by us. Solicitation may be made by mail, personal interview, telephone, and/or facsimile by our officers and regular employees who will receive no additional compensation. We may specifically engage a firm to aid in our solicitation of proxies, for which services we would anticipate paying a standard reasonable fee plus out-of-pocket expenses. We will bear the reasonable expenses incurred by banks, brokerage firms, and other custodians, nominees, and fiduciaries in forwarding proxy materials to our beneficial owners.

UNITED STATES LIME & MINERALS, INC.

Timothy W. Byrne President and Chief Executive Officer
Dallas, Texas March 27, 2013

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01M0ZC 1 U PX + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + United States Lime & Minerals, Inc. A Matters to be voted upon — The Board of Directors recommends a vote FOR all director nominees, and FOR approval of the nonbinding advisory vote on executive compensation. 1. To elect Directors — Nominees: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees FOR All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________ 01 - T. W. Byrne 02 - R. W. Cardin 03 - A. M. Doumet 04 - B.R. Hughes 05 - E. A. Odishaw In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the Annual Meeting or any adjournment thereof. 2. To approve, on a non-binding advisory basis, the Company’s executive compensation. IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain MMMMMMMMMMMM 1 5 4 5 1 8 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Proxy Solicited on Behalf of the Board of Directors The undersigned hereby appoints Antoine M. Doumet and Timothy W. Byrne, and either of them, proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of UNITED STATES LIME & MINERALS, INC. standing in the name of the undersigned on March 15, 2013, at the Annual Meeting of Shareholders to be held on April 26, 2013, at the Wyndham Dallas Suites Park Central, 7800 Alpha Road, Dallas, Texas 75240, and at any adjournment thereof, and especially to vote on the items of business specified below, as more fully described in the Notice of the Annual Meeting dated March 27, 2013, and the Proxy Statement accompanying the same, the receipt of which is hereby acknowledged. You are encouraged to record your vote on the following items of business to be brought before the Annual Meeting, but you need not mark any box on this proxy card if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies cannot vote your shares unless you sign, date, and return this proxy card. Remember, you can revoke your proxy by voting through the Internet or by telephone at a later date, by attending the Annual Meeting and voting in person, or by submitting to the Company, prior to the Annual Meeting, a written notice of revocation or a later dated signed proxy card. YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. (Continued and to be signed on reverse side.) Proxy — United States Lime & Minerals, Inc.

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UNITED STATES LIME & MINERALS, INC. 5429 LBJ FREEWAY, SUITE 230 DALLAS, TEXAS 75240
PROXY STATEMENT FOR 2013 ANNUAL MEETING OF SHAREHOLDERS To Be Held on April 26, 2013 INTRODUCTION
VOTING SECURITIES AND PRINCIPAL SHAREHOLDER
SHAREHOLDINGS OF COMPANY DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 1: ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
CORPORATE GOVERNANCE
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Option Exercises and Stock Vested
Outstanding Equity Awards at Fiscal Year-End
Equity Compensation Plan Information
Employment Agreement
Potential Payments Upon Termination or Change in Control
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION OF DIRECTORS
PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS